Registration No. 333-_________

As filed with the Securities and Exchange Commission on October 6, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LINKBANCORP, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	82-5130531
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

3045 Market StreetCamp Hill, Pennsylvania 17011
(Address of Principal Executive Offices)

LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan
  LINKBANCORP, Inc. 2022 Equity Incentive Plan
LINKBANCORP, Inc. 2019 Equity Incentive Plan
(Full Title of the Plans)

Copies to:
Mr. Andrew Samuel	Benjamin M. Azoff, Esquire
Chief Executive Officer	D. Max Seltzer, Esquire
LINKBANCORP, Inc.	Luse Gorman, PC
3045 Market Street	5335 Wisconsin Ave., N.W., Suite 780
Camp Hill, Pennsylvania 10016	Washington, DC 20015-2035
(855) 569-2265	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I.	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Items 1 and 2.	Plan Information; and Registrant Information and Employee Plan Annual Information
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II.	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference
The following documents previously filed by LINKBANCORP, Inc. (the “Company”) with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):
(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 333-255908), filed with the Commission on March 31, 2022, and Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 333-255908), filed with the Commission on April 29, 2022, pursuant to Section 15(d) of the Exchange Act;
(b) The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the Commission on May 16, 2022 (File No. 333-255908);
(c) The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed with the Commission on August 15, 2022 (File No. 333-255908);
(d) The Company’s Current Reports on Form 8-K filed with the Commission on February 1, 2022, February 15, 2022 (filed portion only), March 24, 2022, March 31, 2022, April 11, 2022 (filed portion only), May 16, 2022, June 2, 2022 and August 18, 2022 (Commission File No. 333-255908 for all);
(e) The Company’s Current Reports on Form 8-K filed with the Commission on September 14, 2022, September 16, 2022 and September 30, 2022 (Commission File No. 001-41505 for all); and
(f) The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on September 13, 2022 to register the Company’s common stock under the Exchange Act (File No. 001-41505), including any subsequent amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.
Item 4.  Description of Securities
Not applicable.
Item 5.  Interests of Named Experts and Counsel
None.
Item 6.  Indemnification of Directors and Officers
The Company is a Pennsylvania corporation. Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (“BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Section 1741-1850 of the BCL.
The bylaws of the Company provide indemnification or reimbursement for reasonable expenses actually incurred by directors or officers. However, indemnification or reimbursement shall not be provided to a director or officer for willful misconduct or recklessness.
The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  List of Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman, PC	Attached as Exhibit 5

10.1	LINKBANCORP, Inc. 2022 Equity Incentive Plan	**

10.2	LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan	***

10.3	LINKBANCORP, Inc. 2019 Equity Incentive Plan	****

23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5

23.2	Consent of S.R. Snodgrass, P.C.	Attached as Exhibit 23.2

23.3	Consent of Hacker, Johnson & Smith PA	Attached as Exhibit 23.3

24	Power of Attorney	Contained on Signature Page

107	Filing Fee Table	Attached as Exhibit 107
_________________________
*
Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-220805) originally filed by the Company under the Securities Act with the Commission on May 6, 2021, and all amendments or reports filed for the purpose of updating such description.

**	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-220805) filed by the Company under the Exchange Act with the Commission on June 2, 2022.
***	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 333-220805) filed by the Company under the Exchange Act with the Commission on June 2, 2022.
****	Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 (File No. 333-220805) originally filed by the Company under the Securities Act with the Commission on May 6, 2021.

Item 9.   Undertakings

The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, Commonwealth of Pennsylvania, on this 6th day of October, 2022.
LINKBANCORP, Inc.

By:	/s/ Andrew Samuel
Andrew Samuel
Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of LINKBANCORP, Inc. (the “Company”) hereby severally constitute and appoint Andrew Samuel, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Andrew Samuel may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the LINKBANCORP, Inc. 2022 Equity Incentive Plan or under the LINKBANCORP, Inc. 2019 Equity Incentive Plan  and shares of common stock to be issued under the LINKBANCORP, Inc. 2022 Employee Stock Purchase Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Andrew Samuel shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Andrew Samuel	Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2022
Andrew Samuel

/s/ Kristopher Paul	Chief Financial Officer	October 6, 2022
Kristopher Paul	(Principal Financial and Accounting Officer)

/s/ Joseph C. Michetti, Jr.	Chairman and Director	October 6, 2022
Joseph C. Michetti, Jr.

/s/ Timothy Allison	Director	October 6, 2022
Timothy Allison

/s/ Jennifer Delaye	Director	October 6, 2022
Jennifer Delaye

/s/ Anson Flake	Director	October 6, 2022
Anson Flake

/s/ William Jones	Director	October 6, 2022
William Jones

/s/ David Koppenhaver	Director	October 6, 2022
David Koppenhaver

/s/ George Parmer	Director	October 6, 2022
George Parmer

/s/ Debra Pierson	Director	October 6, 2022
Debra Pierson

/s/ Diane Poillon	Director	October 6, 2022
Diane Poillon

/s/ William Pommerening	Director	October 6, 2022
William Pommerening

/s/ Brent Smith	Executive Vice President and Director	October 6, 2022
Brent Smith

/s/ Kristen Snyder	Director	October 6, 2022
Kristen Snyder

/s/ Steven Tressler	Director	October 6, 2022
Steven Tressler

/s/ Wesley M. Weymers	Director	October 6, 2022
Wesley M. Weymers